Exhibit 99.1

L BRANDS REPORTS JANUARY AND FOURTH QUARTER SALES

- UPDATES FOURTH QUARTER EARNINGS GUIDANCE -

- DECLARES REGULAR DIVIDEND -

- AUTHORIZES NEW $250 MILLION SHARE REPURCHASE PROGRAM -

Columbus, Ohio (Feb. 2, 2017) - L Brands, Inc. (NYSE: LB) reported net sales for the four-week period ended Jan. 28, 2017, were $805.2 million, a decrease of 1 percent compared to sales of $811.3 million for the four-week period ended Jan. 30, 2016. Comparable sales for the four weeks ended Jan. 28, 2017, decreased 4 percent. For January, the exit of the swim and apparel categories had a negative impact of 5 percentage points and 7 percentage points to total company and Victoria’s Secret comparable sales, respectively.

Net sales for the fourth quarter ended Jan. 28, 2017, were $4.489 billion, an increase of 2 percent compared to $4.395 billion for the quarter ended Jan. 30, 2016. Comparable sales for the fourth quarter ended Jan. 28, 2017, were flat. For the fourth quarter, the exit of the swim and apparel categories had a negative impact of 2 percentage points and 4 percentage points to total company and Victoria’s Secret comparable sales, respectively.

Net sales for the year ended Jan. 28, 2017, were $12.574 billion, an increase of 3 percent compared to $12.154 billion for the year ended Jan. 30, 2016. Comparable sales for the year ended Jan. 28, 2017, increased 2 percent. For the year, the exit of the swim and apparel categories had a negative impact of 2 percentage points and 3 percentage points to total company and Victoria’s Secret comparable sales, respectively.

The company expects to report fourth quarter earnings per share of about $1.90, versus its previous guidance for the low end of its initial guidance of $1.85 to $2.00. The company will report actual fourth quarter results on its earnings call, which will be held on Feb. 23 at 9 a.m. Eastern.

Dividend and Share Repurchase
The company announced today the declaration of its regular quarterly dividend of $0.60 per share payable on March 3, 2017, to shareholders of record at the close of business on Feb. 17, 2017. This is the company’s 169th consecutive quarterly dividend.

Additionally, the company has authorized a new $250 million share repurchase program, which includes the remaining $62 million outstanding under the previous program. The company repurchased $438 million of stock in 2016. Repurchases will be made at the times, in the amounts and in the manner that the company believes appropriate.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

To hear further commentary provided on L Brands’ prerecorded January sales message, call 1-866-639-7583 or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,077 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 700 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the January sales call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the January sales call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the ability of our manufacturers to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the January sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2015 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
JANUARY 2017

Comparable Sales Increase (Decrease) (Stores and Direct):

	Jan.	Jan.	Fourth Quarter	Fourth Quarter	Year	Year
	2017	2016	2016	2015	2016	2015
Victoria's Secret[1]	(10%)	2%	(3%)	7%	—%	5%
Bath & Body Works[1]	12%	3%	5%	7%	6%	7%
L Brands[2]	(4%)	2%	—%	8%	2%	5%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada and the U.K. and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Jan.	Jan.	Fourth Quarter	Fourth Quarter	Year	Year
	2017	2016	2016	2015	2016	2015
Victoria's Secret[1]	(4%)	(4%)	(2%)	5%	(1%)	5%
Bath & Body Works[1]	11%	2%	2%	6%	3%	5%
L Brands[2]	—%	(2%)	—%	6%	1%	5%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada and the U.K.

Total Sales (Millions):

	Fourth Quarter	Fourth Quarter	Year	Year
	2016	2015	2016	2015
Victoria's Secret Stores[1]	$2,062.7	$2,047.2	$6,198.9	$6,112.5
Victoria's Secret Direct	526.1	567.1	1,582.2	1,559.6
Total Victoria's Secret	$2,588.8	$2,614.3	$7,781.1	$7,672.1

Bath & Body Works[1]	$1,422.1	$1,361.8	$3,399.5	$3,225.0
Bath & Body Works Direct	197.8	157.8	452.2	361.6
Total Bath & Body Works	$1,619.9	$1,519.6	$3,851.7	$3,586.6

VS & BBW International[2]	$124.1	$112.3	$422.2	$385.2
Other	$156.7	$148.8	$519.0	$509.9
L Brands	$4,489.5	$4,395.0	$12,574.0	$12,153.8

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Acquired	Closed	at 1/28/17
Victoria's Secret U.S.	990	17	—	(9)	998
PINK U.S.	128	6	—	(1)	133
Victoria's Secret Canada	37	—	—	—	37
PINK Canada	9	—	—	—	9
Total Victoria's Secret	1,164	23	—	(10)	1,177

Bath & Body Works U.S.	1,574	30	—	(13)	1,591
Bath & Body Works Canada	98	5	—	(1)	102
Total Bath & Body Works	1,672	35	—	(14)	1,693

Victoria's Secret U.K.	12	3	—	—	15
PINK U.K.	2	1	—	—	3
Victoria's Secret Beauty and Accessories	—	6	26	(1)	31
Henri Bendel	29	—	—	—	29
La Senza U.S.	—	4	—	—	4
La Senza Canada	126	—	—	(1)	125
Total L Brands Stores	3,005	72	26	(26)	3,077

Total Noncompany-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Closed	Transferred	at 1/28/17
Victoria's Secret Beauty & Accessories	373	56	(12)	(26)	391
Victoria's Secret	16	7	—	—	23
PINK	3	2	—	—	5
Bath & Body Works	125	36	(2)	—	159
La Senza	221	6	(24)	—	203
Total	738	107	(38)	(26)	781

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com